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METROPOLITAN FINANCIAL CORPORATION
EXECUTIVE MANAGEMENT
CHANGE IN CONTROL SEVERANCE PAY PLAN


As Adopted Effective as of March 23, 1993

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METROPOLITAN FINANCIAL CORPORATION
EXECUTIVE MANAGEMENT
CHANGE IN CONTROL SEVERANCE PAY PLAN

Table of Contents
_________________

                                                                    Page

ARTICLE 1 Introduction                                                 1

     1.1  Plan Name                                                    1
     1.2  Plan Type                                                    1
     1.3  Plan Purposes                                                1

ARTICLE 2 Definitions, Construction and Interpretations                2

     2.1  Affiliate                                                    2
     2.2  Annual Base Salary                                           2
     2.3  Benefit Plan                                                 2
     2.4  Board                                                        2
     2.5  Cause                                                        2
     2.6  Change in Control                                            3
     2.7  Code                                                         4
     2.8  Company                                                      4
     2.9  Date of Termination                                          4
     2.10 Eligible Participant                                         5
     2.11 ERISA                                                        5
     2.12 Exchange Act                                                 5
     2.13 Good Reason                                                  5
     2.14 Governing Law                                                6
     2.15 Headings                                                     6
     2.16 Notice of Termination                                        7
     2.17 Number and Gender                                            7
     2.18 Parent Corporation                                           7
     2.19 Participant                                                  7
     2.20 Plan                                                         7
     2.21 Person                                                       7
     2.22 Qualified Employee                                           7
     2.23 Successor                                                    7

ARTICLE 3 Participation and Eligibility for Benefits                   8

     3.1  Commencement of Participation                                8
     3.2  Ceasing to be a Qualified Employee                           8
     3.3  Eligibility for Benefits                                     8

ARTICLE 4 Benefits                                                     9

     4.1  Compensation and Benefits Before Date of Termination         9
     4.2  Cash Payment                                                 9
     4.3  Continuation of Welfare Benefits                             9
     4.4  Pension Plans                                               10
     4.5  Out Placement Counseling Services                           10
     4.6  Gross-Up Payments                                           10
     4.7  Indemnification                                             11

ARTICLE 5 Administration and Enforcement of Rights                    12

     5.1  Plan Administration                                         12
     5.2  Duration and Amendment                                      12
     5.3  Benefit Claims                                              12
     5.4  Disputes                                                    13
     5.5  Funding and Payment                                         13

ARTICLE 6 Miscellaneous                                               15

     6.1  Successors                                                  15
     6.2  Binding Plan                                                15
     6.3  Validity                                                    15
     6.4  No Mitigation                                               15
     6.5  No Set-off                                                  15
     6.6  Taxes                                                       15
     6.7  Notices                                                     15
     6.8  Effect of Plan Benefits on Other Severance Plans            16
     6.9  Related Plans                                               16
     6.10 No Employment or Service Contract                           16
     6.11 Survival                                                    16
     6.12 Effect on Other Plans                                       16
     6.13 Prohibition of Alienation                                   16

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METROPOLITAN FINANCIAL CORPORATION
EXECUTIVE MANAGEMENT
CHANGE IN CONTROL SEVERANCE PAY PLAN



1
Introduction
____________

.1 Plan Name. The name of the Plan is the "Metropolitan Financial Corporation Executive Management Change in Control Severance Pay Plan."

.2 Plan Type. The Plan is unfunded and is maintained by the Company primarily for the purpose of providing benefits for a select group of management or highly compensated employees. As such, the Plan is intended to be exempt from the provisions of Parts 2 through 4 of Subtitle B of Title I and from Title IV of ERISA by operation of sections 201(2), 302(a)(3), 401(a)(1) and 4021(b)(6) thereof, respectively.

.3 Plan Purposes. The Board considers the attraction and retention of a strong executive management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Board recognizes that absent adequate assurances and protections, the possibility of a Change in Control may inhibit the Company's fulfillment of this essential objective. To this end, the Company has established this Plan to:

     (a) Permit the Company to effectively recruit and retain executive management personnel who, in the absence of adequate assurances and protections, may be deterred by the possibility of a Change in Control from accepting or continuing employment with the Company;

     (b) Enable executive management to evaluate objectively whether a potential change in control is in the best interests of the Parent Corporation and its shareholders;

     (c) Assure the Parent Corporation and its shareholders of continuity of executive management in the event of an actual or threatened change in control; and

     (d) Ease the transition to new employment for executive management personnel terminated as a result of a Change in Control.

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2
Definitions, Construction and Interpretations
_____________________________________________

The definitions and rules of construction and interpretation set forth in this
Article 2 apply in construing the Plan unless the context otherwise indicates.

.1   Affiliate.  An "Affiliate" is:
      (a) any corporation at least a majority of whose securities having ordinary voting power for the election of directors is owned directly or indirectly by the Parent Corporation; or

      (b) any other form of business entity in which the Parent Corporation, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

.2 Annual Base Salary. A Participant's "Annual Base Salary" is his or her annual base cash salary from the Company attributable to services rendered as an employee of the Company at the rate in effect (a) immediately prior to the Change in Control or (b) at the time Notice of Termination is given, whichever is greater, disregarding any decrease which constitutes Good Reason for the Participant's termination of employment and determined before any reduction for contributions or deferrals, whether voluntarily or involuntarily, pursuant to any Benefit Plan.

.3 Benefit Plan. A "Benefit Plan" is any compensation plan (such as a stock option, stock purchase, restricted stock or other equity-based plan), any employee benefit plan (such as a thrift, savings, profit sharing, pension, medical, dental, disability, accident, life insurance, relocation, salary continuation, expense reimbursement, vacation, fringe benefit, office and support staff plan or policy) or any other plan, program, policy, practice, perquisite or agreement of the Company intended to benefit employees (and/or their families or dependents) generally, executive management employees (and/or their families or dependents) as a group or a Participant (and/or a Participant's family or dependents) in particular.

.4  Board.  The "Board" is the board of directors of the Parent
Corporation duly qualified and acting at the time in question.

.5 Cause. (A) Subject to Subsection (B), "Cause" with respect to a particular Participant is any of the following:

      (1) the Participant's gross misconduct which is materially and demonstrably injurious to the Company;

      (2) the Participant's willful and continued failure to perform substantially his or her duties with the Company (other than a failure resulting from the Participant's incapacity due to bodily injury or physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and provides for a reasonable period of time within which the Participant may take corrective measures; or

      (3) the Participant's conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Participant's ability to perform substantially his or her duties with the Company.

An act or failure to act will be considered "gross" or "willful" for this purpose only if done, or omitted to be done, by the Participant in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board of directors or governing body of any Company (or any committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. A Participant's attention to matters not directly related to the business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing of his or her engagement in such activities either before or within a reasonable period of time after the Board knew or could reasonably have known that the Participant engaged in those activities.

     (B)Notwithstanding Subsection (A), a Participant will not be deemed to have been terminated for Cause unless and until there has been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Participant and an opportunity for such Participant, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board such Participant was guilty of the conduct set forth in clause (1), (2) or
(3) of Subsection (A) and specifying the particulars thereof in detail.

.6 Change in Control.  (A) "Change in Control" is any of the following:

     (1) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Parent Corporation, in one transaction or in a series of related transactions, to any Person;

     (2) the approval by the stockholders of the Parent Corporation of any plan or proposal for the liquidation or dissolution of the Parent Corporation;

     (3) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of
          (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors," as defined at Subsection (B), or (b) more than 50 percent of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

    (4) a merger or consolidation to which the Parent Corporation is a party if the stockholders of the Parent Corporation immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
          Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing
          (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any by the continuity directors);

     (5) the continuity directors cease for any reason to constitute at least a majority the Board; or

     (6) a change in control of a nature that is determined by outside legal counsel to the Parent Corporation to be required pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Parent Corporation is then subject to such reporting requirement.

     (B) For purposes of this section, a "continuity director" means any individual who is a member of the Board on May 5, 1993, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Parent Corporation's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Parent Corporation in which such individual is named as a nominee for director without objection to such nomination).

.7   Code.  The "Code" is the Internal Revenue Code of 1986, as amended.
Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

.8   Company.  The "Company" is the Parent Corporation, any Affiliate
and any Successor.

.9   Date of Termination.  The "Date of Termination" with respect to a
Participant means:

       (a) if the Participant's employment is to be terminated by the Participant for Good Reason, the date specified in the Notice of Termination which in no event may be a date more than 60 days after the date on which Notice of Termination is given unless the Company agrees in writing to a later date;

       (b) if the Participant's employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;


       (c) if the Participant's employment is terminated by reason of death, the date of death; or

       (d) if the Participant's employment is to be terminated by the Company for any reason other than Cause or death, the date specified in the Notice of Termination, which in no event may be a date earlier than 60 days after the date on which a Notice of Termination is given, unless the Participant expressly agrees in writing to an earlier date.

In the case of termination by the Company of a Participant's employment for Cause, if the Participant has not previously expressly agreed in writing to the termination, then within the 30-day period after the Participant's receipt of the Notice of Termination, the Participant may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the arbitrators or a court in a proceeding as provided in
Section 5.4.

.10    Eligible Participant.  An "Eligible Participant" is a Participant
who has become eligible to receive benefits pursuant to Section 3.3.

.11   ERISA.  "ERISA" is the Employee Retirement Income Security Act of
1974, as amended. Any reference to a specific provision of ERISA includes a reference to such provision as it may be amended from time to time and to any successor provision.

.12 Exchange Act. The "Exchange Act" is the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

.13 Good Reason. (A) Subject to Subsection (B), "Good Reason" with respect to a Participant is any of the following:

       (1) an adverse change in the Participant's status or position as an executive of the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Participant's status or position as a result of a material diminution in his or her duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to the Participant of duties or responsibilities which, in such Participant's reasonable judgment, are inconsistent with such status or position, or any of the Participant from or any failure to reappoint or reelect the Participant to such position (except in connection with the termination of his or her employment for Cause or as a result of his or her death or by a Participant other than for Good Reason); however, Good Reason does not include an adverse change in a Participant's status or position caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change is given by the Participant;

       (2) a reduction by the Company in the Participant's Annual Base Salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

       (3) the failure by the Company to continue in effect any Benefit Plan in which the Participant (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the Change in Control (or Benefit Plans providing a Participant (and/or his or her family or dependents) with at least substantially similar benefits) other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms as in effect immediately prior to the 90-day period immediately preceding the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect a Participant's (and/or his or her family's or dependent's) continued participation in any of such Benefit Plans on at least as favorable a basis to such Participant (and/or his or her family or dependents) as is the case immediately prior to the Change in Control or which would materially reduce a Participant's (and/or his or her family's or dependent's) benefits in the future under any of such Benefit Plans or deprive a Participant (and/or his or her family or dependents) of any material benefit enjoyed by such Participant (and/or his or her family or dependents) immediately prior to the Change in Control;

       (4) the Company's requiring a Participant to be based more than 30 miles from where his or her office is located immediately prior to the Change in Control, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company during the 90-day period immediately preceding the Change in Control (without regard to travel related to or in anticipation of the Change in Control);

       (5) the failure of the Parent Company to obtain from any Successor the assent to this Plan contemplated by Section 6.1;

       (6) any purported termination by the Company of a Participant's employment which is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Plan, and for purposes of this Plan, no such purported termination will be effective; or

       (7) the Participant's termination of employment with the Company for any reason other than death during the twenty-fourth month following the month during which the Change in Control occurs.

       (B)A Participant's continued employment does not constitute consent to, or waiver of any rights arising in connection with, circumstance constituting Good Reason. Termination by a Participant of his or her employment for Good Reason as defined in this section will constitute Good Reason for all purposes of this Plan, notwithstanding that the Participant may also thereby be deemed to have "retired" under any applicable retirement programs of the Company.

.14 Governing Law. To the extent that state law is not preempted by provisions of ERISA or any other laws of the United States, this Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of laws rules.

.15   Headings.  The headings of articles and sections are included solely for convenience. If there is a conflict between the headings and the text of the Plan, the text will control.

.16 Notice of Termination. A "Notice of Termination" is a written notice which indicates the specific termination provision in this Plan pursuant to which the notice is given. Any purported termination by the Company or by a Participant following a Change in Control (or prior to a Change in Control if a Participant's termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that a Participant's failure to provide Notice of Termination will not limit any of his or her rights under the Plan except to the extent the Company can demonstrate that it suffered material actual damages by reason of such failure.

.17   Number and Gender.  Wherever appropriate, the singular number may be read as the plural, the plural number may be read as the singular and a reference to one gender may be read as a reference to the other.

.18   Parent Corporation.  The "Parent Corporation" is Metropolitan
Financial Corporation and any Successor.

.19   Participant.  A "Participant" is a Qualified Employee who is
participating in the Plan pursuant to Article 3.

.20   Plan.  The "Plan" is that set forth in this instrument as it may be amended from time to time.

.21   Person.  A "Person" includes any individual, corporation,
partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Parent Corporation, any Affiliate of the Parent Corporation or any Benefit Plan sponsored by the Parent Corporation or an Affiliate.

.22   Qualified Employee. A "Qualified Employee" is an individual employed by the Company on a full-time basis at a salary grade of 20 or higher. If an individual is a Qualified Employee immediately prior to a Change in Control, he or she will continue to be a Qualified Employee until his or her Date of Termination.

.23   Successor.  A "Successor" is any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Parent Corporation's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Parent Corporation's outstanding securities ordinarily having the right to vote at the election of directors, all or substantially all of its assets or otherwise.

3
Participation and Eligibility for Benefits
__________________________________________

.1   Commencement of Participation.  Each Qualified Employee will commence participation in the Plan on the first day on which he or she performs services for the Company as a Qualified Employee.

.2   Ceasing to be a Qualified Employee.  (A) A Participant who ceases for any reason to be a Qualified Employee will, except with respect to any current or future benefit to which he or she is then entitled, thereupon cease his or her participation in the Plan.

      (B) Notwithstanding any other provision of the Plan to the contrary, a Participant will cease to be a Qualified Employee if, prior to a Change in
Control: (1) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate and no Change in Control occurs in connection therewith; (2) the Participant's primary employment duties are with the Affiliate at the time of the occurrence of such event;
and (3) such Participant does not, in conjunction therewith, transfer employment directly to the Company.

.3   Eligibility for Benefits.  A Participant will become eligible for the benefits provided in Article 4 if (a) (i) his or her employment with the Company is terminated for any reason other than his or her death or Cause or
(ii) the Participant terminates employment with the Company for Good Reason, and (b) such termination occurs either (i) within the period beginning on the date of a Change in Control and ending on the last day of the twenty-fourth month that begins after the month in which the Change in Control occurs or (ii) prior to a Change in Control if such termination was either a condition of the Change in Control or was at the request or insistence of a Person related to the Change in Control.

4
Benefits
________

.1    Compensation and Benefits Before Date of Termination.  During the
period beginning on the date an Eligible Participant or the Company, as the case may be, receives Notice of Termination and ending on the Date of Termination, the Company will continue to pay the Eligible Participant his or her Annual Base Salary and cause his or her continued participation in all Benefit Plans in accordance with the terms of such Benefit Plans.

.2   Cash Payment.  (A)  The Company will make a lump-sum cash payment to an Eligible Participant in an amount equal to three times the sum of (1) the Participant's Annual Base Salary plus (2) the maximum annual cash target or incentive bonus that could be payable to the Participant for the annual performance period that includes the date on which Notice of Termination is given or, if greater, the Eligible Participant's actual annual cash target or incentive bonus for the immediately preceding annual performance period.

       (A) The payment provided for in Subsection (A) will be made no later than the thirtieth day following the Eligible Participant's Date of Termination; provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company will pay to the Eligible Participant on such day an estimate, as determined in good faith by the Company, of the amount of such payment and will pay the remainder (together with interest from the date of such estimated payment at the rate provided in Code section 1274(b)(2)(B)) as soon as the amount thereof can be determined but in no event later than 60 days after the Date of Termination. If the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess will constitute a loan by the Company to the Eligible Participant payable no later than 30 days after demand by the Company (together with interest from the date of such estimated payment at the rate provided in Code section 1274(b)(2)(B)).

.3   Continuation of Welfare Benefits.  (A)  During the period described in
Subsection (B), the Company will maintain welfare Benefit Plans (including, without limitation, medical, vision, dental, life, disability and accidental death and dismemberment plans) which by their terms cover each Eligible Participant (and his or her family members and dependents who were eligible to be covered at any time during the 90-day period immediately prior to a Change in Control under the corresponding plan) under terms and at a cost to the Eligible Participant and his or her family members and dependents that is at least as favorable as the most favorable terms and cost in effect at any time during the 90-day period immediately preceding the Change in Control. The continuation period under federal and state continuation laws, to the extent applicable, will be gin to run from the date on which coverage pursuant to this Section 4.3 ends.

       (A) For purposes of Subsection (A), the continuation period with respect to any particular type of benefit is the period beginning on an Eligible Participant's Date of Termination and ending on the earlier of
(1) the last day of the thirty-sixth month following the month in which the Date of Termination occurs or (2) the date on which the Eligible Participant becomes covered under a plan of another employer providing such benefit to the Eligible Participant and his or her eligible family members and dependents without any pre-existing condition limitation or exclusion.

       (B) To the extent an Eligible Participant incurs a tax liability (including federal, state and local taxes and any interest and penalties with respect thereto) in connection with a benefit provided pursuant to Subsection (A) which he or she would not have incurred had he or she been an active employee of the Company participating in a generally applicable Benefit Plan, the Company will make a payment to the Eligible Participant in an amount equal to such tax liability plus an additional amount sufficient to permit the Eligible Participant to retain a net amount after all taxes (including penalties and interest) equal to the initial tax liability in connection with the benefit. For purposes of applying the foregoing, an Eligible Participant's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. The payment pursuant to this subsection will be made within 30 days after the Eligible Participant's remittal of a written request therefor accompanied by a statement indicating the basis for and amount of the liability.

.4    Pension Plans.  An Eligible Participant will be credited with three additional years of service for all purposes (including eligibility, vesting, benefit accrual and amount and entitlement to rights and features) under any Benefit Plan that constitutes a "pension plan" within the meaning of ERISA section 3(2). To the extent that the Company determines in good faith that such service credit will cause any such Benefit Plan to lose its qualified status under Code section 401(a), the Eligible Participant will not be entitled to such credit but will be entitled to a cash payment from the Company, made at the same time as the cash payment pursuant to Section 4.2, in an amount equal to the actuarially equivalent (as determined in accordance with the provisions of the Metropolitan Financial Corporation Pension Plan in effect immediately prior to the Change in Control) lump sum value of the benefits lost.

.5   Out Placement Counseling Services.  The Company will pay up to 30 percent of an Eligible Employee's Annual Base Salary for individual out placement counseling to the Eligible Participant. Such payments will be made either directly to the counselor or to the Eligible Participant upon presentation of an invoice for services rendered or to be rendered.

.6   Gross-Up Payments.  The Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Code section 4999 to payments pursuant to the Plan. If such auditors determine that any payment or distribution of any type by the Company to or for the benefit of an Eligible Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan, any Benefit Plan or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Code section 4999 or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company will make an additional cash payment (a "Gross-Up
Payment") to the Eligible Participant within 30 days after such determination equal to an amount such that after payment by the Eligible Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross Payment, the Eligible Participant would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, an Eligible Participant's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by the Eligible Participant, he or she will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Total Payments he or she reported in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in the Eligible Participants' tax return pursuant to this Section 4.6, the Eligible Participant is entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within 30 days after such determination.

.7    Indemnification.  The Company will indemnify and advance expenses to an Eligible Participant to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of the Participant's counsel) incurred in connection with all matters, events and transactions relating to such Eligible Participant's service to or status with the Company or any other corporation, employee benefit plan or other entity with whom the Eligible Participant served at the request of the Company.

5
Administration and Enforcement of Rights
________________________________________

.1 Plan Administration. The Board has the power and authority to construe, interpret and administer the Plan. Prior to a Change in Control, the Board may delegate such power and authority to any committee or individual but such delegation will automatically cease to be effective at the time of the Change in Control and thereafter the Board's duties are not delegable. Prior to (but not after) a Change in Control, the power and authority of the Board and any individual or committee to whom such power and authority is in whole or in part delegated is discretionary as to all matters.

.2 Duration and Amendment. (A) This Plan is effective as of March 23, 1993 and will remain in effect until December 31, 1995. Beginning on January 1, 1994 and on each subsequent January 1, the term of this Plan will automatically be extended for an additional calendar year unless the Board gives written notice to all Participants not less than 90 days prior to any such date of automatic extension that the term of the Plan will not be so extended. In any event, the term of the Plan cannot and will not expire within the period beginning on the date of a Change in Control and ending on the last day of the twenty-fourth month that begins after the month in which the Change in Control occurs.

      (A)The Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, first, that no amendment that reduces, either directly or indirectly, a benefit or right to a benefit provided or that may be provided under the Plan to any Qualified Employee will be effective with respect to that Qualified Employee if a Change in Control occurs within the 24-month period immediately following the later of the date on which the amendment is adopted or the date on which the amendment is effective; and, second, that on and after the date of a Change in Control, the Plan may be amended only if each Participant and Eligible Participant is provided with written notice of the amendment (which must include a complete and accurate description of the amendment and its intended and potential affects on Participants and Eligible Participants and a copy of the proposed amendment) at least 90 days before the adoption of the amendment and the amendment is approved by the affirmative vote of not less than 80 percent of all Participants and Eligible Participants.

.3 Benefit Claims. A person whose employment relationship with the Company has terminated and who has not been awarded benefits under the Plan or who objects to the amount of the benefits so awarded may, within 60 days after his or her employment has terminated, file a written request for benefits with the Board. The Board will review such request and will notify the claimant of its decision within 10 days after such request is filed. If the Board denies the claim for benefits, the notice of the denial will contain

      (a)      the specific reason for the denial,

      (b) a specific reference to the provision of the Plan on which denial is based,

      (c) a description of any additional information or material necessary for the person to perfect his or her claim (and an explanation of why such information is material or necessary), and

      (d)      an explanation of the Plan's claim review procedure.

If the Board determines that a claimant is not eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant may file a petition for review with the Board within 60 days after the claimant receives the notice issued by the Board. Within 10 days after the Board receives the petition, the Board will give the claimant (and his or her counsel, if any) an opportunity to present his or her position to the Board orally or in writing, and the claimant (or his or her counsel) will have the right to review the pertinent documents. Within 10 days after the hearing (or the date of receipt of the petition if the claimant presents his or her position in writing) the Board will notify the claimant of its decision in writing, stating the decision and the specific provisions of the Plan on which the decision is based.

.4 Disputes. (A) If a Participant so elects, any dispute or controversy arising under or in connection with this Plan will be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that a Participant may seek specific performance of his or her right to receive compensation or benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with the Plan. If any dispute, controversy or claim for damages arising under or in connection with this Plan is settled by arbitration, all expenses incurred and related to such arbitration will be paid by the Company.

      (A)If a Participant does not elect arbitration, he or she may pursue all available legal remedies. The Company will pay or reimburse each Participant for all reasonable legal fees, court costs, experts' fees and related costs and expenses incurred by such Participant in connection with any actual, threatened or contemplated litigation relating to this Plan to which the Participant is or reasonably expects to become a party, whether or not initiated by the Participant, if the Participant is successful in recovering any benefit under this Plan as a result of such action. Such costs include (1) all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or (2) any effort by the Participant to obtain or enforce any right or benefit provided by this Plan.

      (B)The Company will not assert in any dispute or controversy with any Participant arising under or in connection with this Plan the Participant's failure to exhaust administrative remedies.

.5 Funding and Payment. (A) Benefits payable to an Eligible Participant under this Plan will be paid only from the general assets of the Company. No person has any right to or interest in any specific assets of the Company by reason of this Plan. To the extent benefits under this Plan are not paid when due to an Eligible Participant, he or she is a general unsecured creditor of the Company with respect to any amounts due under the Plan.

      (A)The employer with whom an Eligible Participant was employed immediately before his or her Date of Termination has primary responsibility for any benefits to which the Eligible Participant is entitled pursuant to the Plan but to the extent such employer is unable or unwilling to provide such benefits, the Parent Corporation and each other Affiliate are jointly and severally responsible therefor to the extent permitted by applicable law. If an Eligible Participant was simultaneously employed by more than one employer immediately before his or her Date of Termination, each such employer has primary responsibility for a portion of the benefits to which the Eligible Participant is entitled pursuant to the Plan that bears the same ratio to the total benefits to which he or she is entitled under the Plan as his or her Annual Base Salary from the employer immediately before his or her Date of Termination bears to his or her aggregate Annual Base Salary from all such employers.

6

Miscellaneous
_____________

.1 Successors. The Parent Company will require any Successor to expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent that the Parent Company would be required to perform if no such succession had taken place. Failure of the Parent Company to obtain such assumption and agreement at least three business days prior to the time a Person becomes a Successor (or where the Parent Company does not have at least three business days' advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination of a Participant's employment. The date on which any such succession becomes effective will be deemed the Date of Termination and Notice of Termination will be deemed to have been given on such date.

.2   Binding Plan.  This Plan is for the benefit of, and is enforceable by, each Participant, each Participant's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, but each Participant may not otherwise assign any of his or her rights or delegate any of his or her obligations under this Plan. If a Participant dies after becoming entitled to, but before receiving, any amounts payable under this Plan, all such amounts, unless otherwise provided in this Plan, will be paid in accordance with the terms of this Plan to such Participant's devisee, legatee or other designee or, if there be no such designee, to such Participant's estate.

.3 Validity. The invalidity or unenforceability of any provision of the Plan does not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect.

.4 No Mitigation. No Eligible Participant will be required to mitigate the amount of any benefits the Company becomes obligated to provide in connection with this Plan by seeking other employment or otherwise and the benefits to be provided in connection with this Plan may not be reduced, offset or subject to recovery by the Company by any benefits an Eligible Participant may receive from other sources.

.5 No Set-off. The Company has no right to set-off benefits owed under this Plan against amounts owed or claimed to be owed by an Eligible Participant to the Company under this Plan or otherwise.

.6 Taxes. All payments to be made to each Eligible Participant in connection with this Plan will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

.7 Notices. For the purposes of this Plan, notices and all other communications provided for in, or required under, this Plan must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each Participant's or the Company's (as the case may be) respective address (provided that all notices to the Company must be directed to the attention of the chair of the Board). For purposes of any such notice requirement, the Company will use the Participant's most current address on file in the Company's personnel records. Any notice of a Participant's change of address will be effective only upon receipt by the Company.

.8 Effect of Plan Benefits on Other Severance Plans. A Participant who receives any payment under the terms of this Plan will not be eligible to receive benefits under any other severance pay plan sponsored or maintained by the Company.

.9 Related Plans. To the extent that any provision of any other Benefit Plan or agreement between the Company and a Participant limits, qualifies or is inconsistent with any provision of this Plan, then for purposes of this Plan, while such other Benefit Plan or agreement remains in force, the provision of this Plan will control and such provision of such other Benefit Plan or agreement will be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Plan prevents or limits a Participant's continuing or future participation in any Benefit Plan provided by the Company, and nothing in this Plan limits or otherwise affects the rights Participants may have under any Benefit Plans or other agreements with the Company. Amounts which are vested benefits or which Participants are otherwise entitled to receive under any Benefit Plan or other agreement with the Company at or subsequent to the Date of Termination will be payable in accordance with such Benefit Plan or other agreement.

.10 No Employment or Service Contract. Nothing in this Plan is intended to provide any Participant with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way Participants' rights or the rights of the Company, which rights are hereby expressly reserved, to terminate a Participant's employment at any time for any reason or no reason whatsoever, with or without cause.

.11 Survival. The respective obligations of, and benefits afforded to, the Company and the Participants which by their express terms or clear intent survive termination of a Participant's employment with the Company or termination of this Plan, as the case may be, will remain in full force and effect according to their terms notwithstanding the termination of a Participant's employment with the Company or termination of this Plan, as the case may be.

.12 Effect on Other Plans. Unless otherwise expressly provided therein, benefits paid or payable under the Plan will not be deemed to be salary or compensation for purposes of determining the benefits to which a Participant may be entitled under any other Benefit Plan sponsored, maintained or contributed to by the Company.

.13 Prohibition of Alienation. No Participant will have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any benefit provided under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any interest will be void.

METROPOLITAN FINANCIAL CORPORATION
EXECUTIVE MANAGEMENT
CHANGE IN CONTROL SEVERANCE PAY PLAN


First Declaration of Amendment
______________________________


Pursuant to resolution of the Metropolitan Financial Corporation Board of Directors, the Metropolitan Financial Corporation Executive Management Change in Control Severance Pay Plan is hereby amended by adding a new Section 6.14 which reads as follows:

     "6.14 Special Restrictions. (A) Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 6.14 apply in the case of any Participant who is employed by an Affiliate that is a "savings association" within the meaning of 12 USC 1813(b)(1)
       (an "Association") to the extent a benefit is otherwise required to be provided to the Participant by the Association.

             (A)      The Association's board of directors may terminate
                  the Participant's employment at any time, but any termination by the Association's board of directors, other than termination for cause, shall not prejudice the Participant's right to benefits under the Plan. The Participant shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving person profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of an employment contract. In determining whether a Participant's termination is for cause within the meaning of this clause (1), the Association shall follow the procedures specified in Section 2.5(B).

             (B)      If the Participant is suspended and/or temporarily
                  prohibited from participating in the conduct of the Association's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 USC 1818(e)(3) and (g)(1)), the Association's obligations under the Plan shall be suspended as of the date of service unless stayed by appropriate proceedings.

             (C)      If the Participant is removed and/or permanently
                  prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 USC 1818(e)(4) or (g)(1)), all obligations of the Association under the Plan shall terminate as of the effective date of the order, but vested rights of the Participant shall not be affected.

             (D)      If the Association is in default (as defined in
                  section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Plan shall terminate as of the date of default, but this clause (4) shall not affect any vested rights of the Participant.

             (E)      All obligations under the Plan shall be terminated,
                  except to the extent determined that continuation of the Plan is necessary for the continued operation of the
                  Association:

                        _by the Director of the Office of Thrift
                        Supervision or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

                        _by such Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition.

               Any rights of the parties that have already vested, however, shall not be affected by such action.

             (F)      Any payments made by the Association to the
                  Participant pursuant to the Plan, or otherwise, are subject to and conditioned upon their compliance with 12 USC 1828(k) and any regulations promulgated thereunder.

           (B) To the extent benefits that would otherwise be provided to an Eligible Participant pursuant to the Plan are restricted pursuant to the provisions of Subsection (A), the Parent Corporation and each other Affiliate other than an Association are jointly and severally liable to provide such restricted benefits, without interruption and without regard to Subsection (A), to the Eligible Participant."

The foregoing amendment is effective as of March 23, 1993.

METROPOLITAN FINANCIAL CORPORATION
EXECUTIVE MANAGEMENT CHANGE IN CONTROL
SEVERANCE PAY PLAN


Second Declaration of Amendment
_______________________________

Pursuant to resolution of the Metropolitan Financial Corporation Board of Directors, Section 2.22 of the Metropolitan Financial Corporation Executive Management Change in Control Severance Pay Plan is amended to read as follows:

       "2.22 Qualified Employee. A "Qualified Employee" is an individual employed by the Company and classified as a "regular" employee pursuant to the Company's applicable employment policies with a salary grade classification of 21 or higher. If an individual is a Qualified Employee immediately prior to a Change in Control, he or she will continue to be a Qualified Employee until his or her Date of Termination."

The foregoing amendment is effective as of January 1, 1994.